UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               AMENDMENT NO. 1 TO
                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 8, 2005



                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                          0-32513              87-0403239
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
       incorporation)                                        Identification No.)



        111 Airport Road, Warwick, Rhode Island                  02889
       (Address of Principal Executive Offices)               (Zip Code)



       Registrant's telephone number, including area code: (401) 352-2300



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 - ACQUISITION OR DISPOSTION OF ASSETS

On July 8, 2005, ICOA, Inc. (the "Company") entered into an Agreement and Plan of Merger with LinkSpot Networks, Inc. ("Linkspot") and ancillary agreements (the "Merger Agreements") under which Linkspot has become a wholly-owned subsidiary of the Company. Under the Merger Agreements, the Company issued
18,000,000 shares of its common stock to the shareholders of Linkspot in exchange for 100% of the outstanding common stock of Linkspot. Forty percent of the 18 million shares issued are being held in escrow for a period of one year to cover the indemnity obligations of the former shareholders of Linkspot as set forth in the Merger Agreements.

In connection with the transaction, Linkspot and the Company entered into a Mutual Release Agreement with Transaction Network Services, Inc., ("TNS") a supplier and stockholder of Linkspot, under which TNS sold certain operating assets to Linkspot and Linkspot's and TNS's remaining obligations to the other party were terminated. Under the Mutual Release Agreement, ICOA has issued 500,000 shares of its common stock to TNS and has issued to TNS a warrant to purchase 1,869,159 shares of its common stock at $.0535 per share, the closing price of the common stock on the date preceding the transaction. Linkspot has also paid TNS $100,000 and has agreed to pay an additional $50,000 December 31, 2005. To the extent the additional $50,000 payment is not made, ICOA will be required to issue to TNS additional shares of ICOA common stock in accordance with the terms of the Mutual Release.

In connection with the merger, the Company entered into a Registration Rights agreement with all of the former shareholders of Linkspot whereby the Company agreed to register the 18 million shares issued in the transaction under certain circumstances. Pursuant to the Registration Rights agreement, the former shareholders of Linkspot may not sell their shares in the open market prior to the first anniversary of the transaction.

The Company also entered into an employment agreement with Alan Kobran, former President of Linkspot for a period of one year for compensation of $120,000 per year commencing on July 8, 2005. Mr. Kobran was also granted options for 1,200,000 shares of the Company's common stock under the Company's 2005 Stock Incentive Plan.

A copy of the Agreement and the ancillary agreements was filed as an exhibit to the Company's form 8-K filed on July 14, 2005 and incorporated herein by reference.


ITEM 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES


On July 8, 2005, the Company issued 17,999,887 shares of common stock to the former shareholders of Linkspot, pursuant to the Agreement and Plan of Merger dated July 8, 2005.


ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS


     (a) Financial Statements of Business Acquired - Linkspot Networks, Inc.

         Balance sheets as of December 31, 2004 and 2003 (unaudited)

         Statements of operations for the years ended December 31, 2004 and 2003 (unaudited)

         Statement of changes in stockholders' deficit for the years ended December 31, 2004 and 2003 (unaudited)

         Statements of cash flows for the years ended December 31, 2004 and 2003 (unaudited)

         Notes to unaudited financial statements of December 31, 2004 and 2003

         The company intends to file the audited financial statements within 60 days of this filing


     (b) Pro Forma Financial Information

         The company intends to file the pro forma financial statements within 60 days of this filing


     (c) Exhibit No. Description


             99.1 Agreement and Plan of Merger with LinkSpot Networks, Inc. attached to the Company's Form 8-K filed on July 14, 2005 and incorporated herein by reference.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:    September 23, 2005

                                                    ICOA, Inc.


                                               By: /s/ Erwin Vahlsing, Jr
                                                       -------------------------
                                                       Erwin Vahlsing, Jr.
                                                       Chief Financial Officer,
                                                       Secretary, Treasurer

                             LINKSPOT NETWORKS, INC.
                              FINANCIAL STATEMENTS
                                   (Unaudited)


                                TABLE OF CONTENTS




BALANCE SHEETS.......................................................F-2

STATEMENTS OF OPERATIONS.............................................F-3

STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT ........................F-4

STATEMENTS OF CASH FLOWS.............................................F-5

NOTES TO FINANCIAL STATEMENTS........................................F-6 to F-11

                             LINKSPOT NETWORKS, INC.
                                 BALANCE SHEETS
                                   (Unaudited)

                                                         December 31,
                                                --------------------------------
                                                      2,004            2,003
                                                ----------------  --------------
 ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                   $       267,071   $     362,563
    Accounts receivable                                  43,582          11,116
    Inventory                                            24,237          20,107
                                                ----------------  --------------

       TOTAL CURRENT ASSETS                             334,890         393,786

EQUIPMENT, net                                           75,316          78,300

OTHER ASSETS:
    Other                                                 6,936           2,000
    Installation and field equipment receivable         138,172         195,049
                                                ----------------  --------------

       TOTAL OTHER ASSETS                               145,108         197,049
                                                ----------------  --------------


                                                $       555,314   $     669,135
                                                ================  ==============


                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable and accrued expenses       $        18,730   $      58,906
    Other Liabilities                                     6,062           3,330
                                                ----------------  --------------

       TOTAL CURRENT LIABILITIES                         24,792          62,236
                                                ----------------  --------------


STOCKHOLDERS' DEFICIT:
    Common stock, $.01 par value; authorized
    shares 400,000; 220,393 shares issued and
    outstanding respectively                              1,444           2,204
    Preferred Series A Stock                              4,782               -
    Additional paid-in capital                        3,222,847       1,863,002
    Accumulated deficit                              (2,698,551)     (1,258,307)
                                                ----------------  --------------

       TOTAL STOCKHOLDERS' DEFICIT                      530,522         606,899
                                                ----------------  --------------


                                                $       555,314   $     669,135
                                                ================  ==============




                        See notes to financial statements

                             LINKSPOT NETWORKS, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                             For The Years Ended December 31,
                                           -------------------------------------
                                                 2004               2003
                                           ---------------    ------------------
         REVENUES                          $      333,505     $          70,894
                                           ---------------    ------------------

COST OF SERVICES:
     Cost of services                             876,664               397,867
     Depreciation                                  47,897                19,333
                                           ---------------    ------------------

         TOTAL COST OF SERVICES                   924,561               417,200
                                           ---------------    ------------------

GROSS MARGIN                                     (591,056)             (346,306)

OPERATING EXPENSES:
     Selling, general and administrative          842,238               750,475
     Depreciation                                   9,955                13,294
                                           ---------------    ------------------

         TOTAL OPERATING EXPENSES                 852,193               763,769
                                           ---------------    ------------------

OPERATING LOSS                                 (1,443,249)           (1,110,075)

OTHER INCOME, interest                              3,005                 3,564
                                           ---------------    ------------------

NET LOSS                                   $   (1,440,244)    $      (1,106,511)
                                           ===============    ==================






                        See notes to financial statements

                             Wise Technologies, Inc.
                  Statement of Changes in Stockholders' Deficit
                                   (Unaudited)




                                    Common Stock        Preferred Series A Stock
                                  ($.01 par value)         ($.01 par value)       Additional                    Total
                              ------------------------  ------------------------   Paid-In      Accumulated   Stockholders'
                                 Shares        Amount      Shares        Amount    Capital         Deficit      Deficit
                              ------------ -----------  ------------  ----------  ------------  ------------  ------------
 Balance, December 31, 2002        86,244  $      863             -   $       -   $   532,083   $  (151,796)  $   381,150

 Issuance of stock for:
      Sale of stock               134,149       1,341             -           -     1,330,919                   1,332,260
   Net loss                                                                                      (1,106,511)            -
                              ------------ -----------  ------------  ----------  ------------  ------------  ------------

 Balance, December 31, 2003       220,393       2,204             -           -     1,863,002    (1,258,307)      606,899

 Issuance of stock for:
      Sale of preferred stock                       -       269,044       2,690     1,365,265             -     1,367,955
      Conversion of common to
       preferred                  (68,000)       (680)      209,169       2,092        (1,500)            -           (88)
      Buyback of common shares     (8,000)        (80)                        -        (3,920)            -        (4,000)
      Exercise of options                           -                         -                           -             -
   Net loss                                         -                         -                  (1,440,244)   (1,440,244)
                              ------------  ----------  ------------  ----------  ------------  ------------  ------------

 Balance, December 31, 2004       144,393   $   1,444       478,213   $   4,782   $ 3,222,847   $(2,698,551)  $   530,522
                              ============  ==========  ============  ==========  ============  ============  ============



                        See notes to financial statements

                     LINKSPOT NETWORKS, INC.
                    STATEMENTS OF CASH FLOWS
                           (Unaudited)

                                                For the Years Ended December 31,
                                                --------------------------------
                                                      2004            2003
                                                ---------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                    $   (1,440,244)   $  (1,106,511)
                                                ---------------   --------------
    Adjustments to reconcile net loss to
       net cash used in operating activities:
          Depreciation                                  57,852           32,627
          Non-Cash employee compensation                     -           16,386
          Non-Cash equipment and service charges        56,877          104,951
          Other non-current assets                           -           (2,000)
    Changes in assets and liabilities:
       Accounts receivable                             (32,466)         (10,484)
       Inventory                                        (4,130)               -
       Accounts payable and accrued expenses           (40,176)          11,422
       Other Liabilities                                 2,732              730
                                                ---------------   --------------

    Net cash used in operating activities           (1,404,491)        (960,506)
                                                ---------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Acquisition of equipment                           (54,868)         (82,309)
                                                ---------------   --------------

NET CASH USED IN INVESTING ACTIVITIES                  (54,868)         (82,309)
                                                ---------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from Series A stock                         4,782                -
    Proceeds from common stock                       1,359,844        1,332,261
    Other                                                 (759)               -
                                                ---------------   --------------

NET CASH PROVIDED BY FINANCING ACTIVITIES            1,363,867        1,332,261
                                                ---------------   --------------

INCREASE (DECREASE) IN CASH                            (95,492)         289,446

CASH - BEGINNING OF YEAR                               362,563           73,117
                                                ---------------   --------------

CASH - END OF YEAR                              $      267,071    $     362,563
                                                ===============   ==============



                        See notes to financial statements

                             LINKSPOT NETWORKS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003
                                   (Unaudited)


1.  THE COMPANY

Linkspot Networks, Inc. ("Linkspot" or the "Company"), was organized in Maryland in April 2002 to deliver Internet services to the public.

In July 2005, the Company was sold to ICOA, Inc.


2.  GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company incurred losses of $1,440,244 and $1,106,511 for the year's ended December 31, 2004 and 2003, respectively. Additionally, the Company had working capital of $310,098 and $331,553 at December 31, 2004 and 2003 respectively. The ongoing loses raise substantial doubts about the Company's ability to continue as a going concern.

In July 2005, the Company was sold to ICOA, Inc. The management of ICOA, Inc. is actively pursuing reduction of costs and increases in revenue to bring Linkspot to profitability; however, any results of these plans and actions cannot be predicted. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has satisfied its cash requirements to date primarily through private placements of common stock, preferred stock, and the issuance of common stock in lieu of payment for services.

The Company currently relies on revenue produced through operations and ICOA, Inc. to meet its cash requirements.



3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents - The Company considers all highly liquid short-term investments, with a remaining maturity of three months or less when purchased, to be cash equivalents.

Impairment of long-lived assets - The Company evaluates the recoverability and carrying value of its long-lived assets at each balance sheet date, based on guidance issued in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Among other factors considered in such evaluation is the historical and projected operating performance of business operations, the operating environment and business strategy, competitive information and market trends.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Accounts receivable and concentration of credit risk - Concentration of credit risk with respect to trade receivables is limited to customers dispersed across the United States of America. Trade receivables typically consist of sales of equipment or installation services. The Company has minimal exposure related to any individual sale. Although the Company does not currently foresee a concentrated credit risk associated with these trade receivables, repayment is dependent upon the financial stability of the various customers.

Allowance for doubtful accounts - The Allowance for doubtful accounts is based on the Company's assessment of the collectibility of customer accounts and the aging of the accounts receivable. The Company regularly reviews the adequacy of the Company's allowance for doubtful accounts through identification of specific receivables where it is expected that payments will not be received. The Company also establishes an unallocated reserve that is applied to all amounts that are not specifically identified. In determining specific receivables where collections may not have been received, the Company reviews past due receivables and gives consideration to prior collection history and changes in the customer's overall business condition. The allowance for doubtful accounts reflects the Company's best estimate as of the reporting dates.

Income Taxes - The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Fair Value of Financial Instruments - The Company considers its financial instruments, which are carried at cost, to approximate fair value due to their near-term maturities.

Inventory - Inventory consists of equipment held for resale or staged for future installation. Inventory is valued at the lower of cost or market based on specific identification. Obsolete inventory is written off and disposed of on a periodic basis.

Property and Equipment - Property and equipment are recorded at cost. Depreciation is provided by the straight - line method over the estimated useful lives of the related assets, which is estimated to be from three to seven years.

Revenue Recognition - Revenue generated for Internet access via Wi-Fi or Internet terminals (transaction service fees) is recognized at the time the service is used. Costs associated with providing the services are expensed as incurred.

Revenue generated from the sale and configuration of Wi-Fi equipment is recognized at time of shipment FOB to the customer. Costs associated with the equipment sold are expensed at the time of shipment. Configuration and setup labor are expensed as incurred.

Revenue generated from managed services (both help desk and network management) is recognized at the time of billing. Services are billed at the beginning of each month's activity.

Advertising Costs - The Company expenses advertising costs as incurred. The company incurred costs of $29,303 and $9,494 for the years 2004 and 2003 respectively.

Stock Based Compensation - Financial Accounting Statement No. 123, Accounting for Stock Based Compensation, encourages, but does not require companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the "disclosure only" alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.


4. NOTES PAYABLE

The Company had no notes payable outstanding at December 31, 2004 or 2003.


5.  INCOME TAXES

At December 31, 2004, the Company had a net operating loss carryforward of approximately $2,700,000 available as offsets against future taxable income, if any, which expire at various dates through 2023.

No computation of the availability of benefit of the loss carry forward has yet been made.


7.  PROPERTY AND EQUIPMENT

Property and equipment, at cost, consist of the following:

                                                    Year Ended December 31,
                                                 2004                   2003

        Furniture, fixtures and equipment       $    161,690      $     116,075
                                                -------------     --------------
        Less accumulated depreciation                 86,374             37,775
                                                -------------     --------------
                                                $     75,316      $      78,300
                                             ================     ==============

The Company recorded depreciation expense of $57,852 and $32,627 for the years ended December 31, 2004 and 2003 respectively.

8.  STOCKHOLDERS' DEFICIT

In 2004, the Company received net proceeds of $1,363,867 from a private placement of Preferred Stock.

In 2003, the Company received proceeds of $1,330,919 from a private placement of Common Stock.



11. SUBSEQUENT EVENTS

On July 8, 2005, ICOA, Inc. (the "Company") completed its acquisition of On July 8, 2005, ICOA, Inc. (the "Company") entered into an Agreement and Plan of Merger with LinkSpot Networks, Inc. ("Linkspot") and ancillary agreements (the "Merger Agreements") under which Linkspot has become a wholly-owned subsidiary of the Company. Under the Merger Agreements, the Company issued 18,000,000 shares of its common stock to the shareholders of Linkspot in exchange for 100% of the outstanding common stock of Linkspot. Forty percent of the 18 million shares issued are being held in escrow for a period of one year to cover the indemnity obligations of the former shareholders of Linkspot as set forth in the Merger Agreements.